UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              May 22, 2008

NUCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (704) 366-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2008, Nucor Corporation (“Nucor”) entered into an underwriting agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (together, the “Underwriters”) for the sale of 25,000,000 shares of Nucor’s common stock, $0.40 par value, for $74 per share, less the underwriting discounts and commissions and granted the Underwriters an option, exercisable for 30 days from the date of the Prospectus Supplement, to purchase up to 3,750,000 additional shares of Nucor’s common stock for the same amount per share to cover over-allotments. On May 28, 2008, the Underwriters elected to exercise the over-allotment option to acquire 2,667,580 additional shares. Pursuant to the terms of the Underwriting Agreement, Nucor sold 27,667,580 shares of its common stock on May 29, 2008. Gross proceeds of the public offering of the 26,667,580 shares were approximately $2.047 billion and proceeds to the Company, after deducting the Underwriters’ discounts and commissions, were approximately $1.985 billion.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1 Underwriting Agreement dated May 22, 2008 among Nucor Corporation, Banc of America Securities LLC, Citigroup Capital Markets Inc. and J.P. Morgan Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

By:	/s/ Terry S. Lisenby
Chief Financial Officer, Treasurer and Executive Vice President

Dated: May 29, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement dated May 22, 2008 among Nucor Corporation, Banc of America Securities LLC, Citigroup Capital Markets Inc. and J.P. Morgan Securities, Inc.